UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2026

PHP Ventures Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-40696	86-3368971
(Commission File Number)	(IRS Employer Identification No.)

10 East 53rd St., Suite 3001

New York, NY, 10022

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code +1 (917) 764-4996

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

*Registrant was suspended from trading on Nasdaq on April 19, 2024 and a Form 25 was filed on June 28, 2024.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Amendment of Trust Agreement

PHP Ventures Acquisition Corp., a Delaware corporation (the “Company”), entered into an Investment Management Trust Agreement, dated August 16, 2021 (the “Trust Agreement”), by and between the Company and Continental Stock Transfer & Trust Company, as trustee (“Continental”), in connection with the Company’s initial public offering (the “IPO”), which closed on August 16, 2021. The Trust Agreement was filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 20, 2021.

On January 20, 2026, at 9:00 a.m. Eastern Time, the Company held a virtual special meeting of its stockholders at https://www.cstproxy.com/phpventuresacquisition/2026 (the “Special Meeting”). As disclosed in the Company’s Definitive Proxy Statement on Schedule 14A filed on December 31, 2025 (the “Proxy Statement”), the Special Meeting was originally scheduled to be held on January 14, 2026. On January 14, 2026, the Special Meeting was convened and adjourned, and the Company subsequently announced the adjournment and rescheduling of the Special Meeting to January 20, 2026, in a Current Report on Form 8-K filed on January 15, 2026.

At the Special Meeting, the Company’s stockholders entitled to vote (the “Stockholders”) cast their votes and approved the proposal (the “Trust Amendment Proposal”) to authorize the Company to enter into Amendment No. 4 to the Trust Agreement (the “Trust Agreement Amendment”) to amend the Trust Agreement to permit the Company to extend the time to consummate an initial business combination to December 31, 2026, in a series of up to sixteen (16) one-month extensions, subject to Global Link Investment LLC, the Company’s sponsor (the “Sponsor”), or its affiliates or permitted designees, depositing into the trust account $0.10 per share for each share of the Company’s Class A common stock included in the units issued in the Company’s initial public offering and remaining outstanding, subject to a maximum amount of $1,000 per month.

Following approval of the Trust Amendment Proposal by the Stockholders, the Company and Continental promptly entered into the Trust Agreement Amendment.

The foregoing summary is qualified by the full text of the Trust Agreement Amendment, which is included as Exhibit 10.1.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendment to the Amended and Restated Certificate of Incorporation

At the Special Meeting, the Stockholders approved an amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Extension Amendment”).

The Extension Amendment extends the date by which the Company must consummate a business combination from August 16, 2025 to December 31, 2026, in a series of up to sixteen (16) one-month extensions, with each such extension at the election of the Company’s Board of Directors, provided that (i) The Sponsor, or its affiliates or permitted designees, will deposit into the Trust Account $0.10 per share for each share of Class A common stock issued in connection with the Company’s initial public offering that remains outstanding, subject to a maximum amount of $1,000 per month, and (ii) the procedures relating to any such extension, as set forth in the Company’s Investment Management Trust Agreement, shall have been complied with.

The foregoing summary is qualified by the full text of the Extension Amendment, which is included as Exhibit 3.1.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On the record date of December 11, 2025, there were 93,524 shares of redeemable Class A common stock, 293,400 shares of non-redeemable Class A common stock, and 1,437,500 shares of Class B common stock outstanding and entitled to vote at the Special Meeting. At the Special Meeting, the Stockholders voted on two out of three proposals presented, each as described in the Proxy Statement, and cast their votes as described below:

Proposal 1 - Extension Amendment Proposal

The Stockholders approved the Extension Amendment Proposal. The following is a tabulation of the voting results:

Votes For	Votes Against	Abstentions	Broker Non-Votes
1,685,900	19	0	127

Proposal 2 - Trust Amendment Proposal

The Stockholders approved the Trust Amendment Proposal. The following is a tabulation of the voting results:

Votes For	Votes Against	Abstentions	Broker Non-Votes
1,685,900	19	0	127

Proposal 3 - Adjournment Proposal

Proposal 3 was to approve the adjournment of the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Extension Amendment Proposal and the Trust Amendment Proposal.

This proposal was not voted on at the special meeting because there were sufficient votes to then approve the Extension Amendment Proposal and Trust Amendment Proposal. Therefore, a vote of the Adjournment Proposal to authorize adjournment of the Special Meeting was unnecessary.

Item 9.01. Exhibits.

Exhibit Number	Description of Exhibit
3.1	Fourth Amendment to the Amended and Restated Certificate of Incorporation.
10.1	Amendment No. 4 to Investment Management Trust Agreement.
104	Cover Page Interactive Data File (Embedded within the Inline XBRL document and included in Exhibit)

SIGNATURES

Under the requirements of the Securities Exchange Act of 1934, the Company has caused this report to be signed by the duly authorized undersigned.

PHP VENTURES ACQUISITION CORP.

Date: January 23, 2026	By:	/s/ Marcus Choo Yeow Ngoh
	Name:	Marcus Choo Yeow Ngoh
	Title:	Chief Executive Officer and Director